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                                                                    EXHIBIT 23.3

                          CONSENT OF ERNST & YOUNG LLP

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 20, 1997 (as to Reid Plastics, Inc.), in the Registration Statement (Form S-4 No. 333-88157) and related Prospectus of Consolidated Container Company, LLC and Consolidated Container Capital, Inc. for the registration of $185,000,000 of 10 1/8% Senior Subordinated Notes due 2009.

                                          /s/ Ernst & Young LLP

Woodland Hills, California
December 20, 1999